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                                                                    EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT


          This Employment Agreement is made this 3rd day of September 1996, by
                                                 ---        ---------
and between PROVIDENCE ENERGY CORPORATION, a Rhode Island Corporation with principal offices at 100 Weybosset Street, Providence, Rhode Island 02903
(the "Corporation") and Gerald A. Yurkevicz, of Lexington, Massachusetts (the
                        -------------------     ------------------------
"Employee"), with respect to the following facts:

1.  The Employee is employed by the Corporation as Vice President, Marketing;
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the Corporation has confidence in the managerial and other skills of the
Employee and desires to continue the employment of the Employee on the terms and conditions hereinafter contained; and in order to encourage the full attention by the Employee to his duties in his capacity aforesaid, the Corporation wishes to make provision for certain protections for the Employee in the event of the termination of his employment under specified conditions.

2. The Employee is willing to continue to be employed by the Corporation on such terms and conditions and with the benefit of such protections.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the parties hereto mutually agree as follows:

          1.  Term of Agreement
              -----------------

              The Corporation hereby employs the Employee, and the Employee hereby accepts employment by the Corporation for a term commencing with the date hereof and continuing until September 3, 1997 subject to
                                                    -----------------
          termination in accordance with the provisions of paragraph 3 below.

          2.  Capacity and Responsibilities
              -----------------------------

              The Employee shall be employed by the Corporation in the capacity of Vice President, Marketing of the Corporation, or in such other
             -------------------------
          executive capacities or positions as the board of directors of the Corporation may determine from time to time, with such duties and authority as customarily appertain to such office or other capacities or positions, and with such additional duties and authority as may be agreed upon by the Employee and the Corporation from time

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          to time. While in the employ of the Corporation, the Employee agrees to serve the Corporation faithfully and diligently and to use his best efforts to promote the interests of the Corporation.

          3.  Termination After Change in Control
              -----------------------------------
          (a) If a Change in Control, as hereinafter defined, shall have occurred, this Agreement and the employment of the Employee hereunder may be terminated as follows :

              (i) by the Employee, on not less than thirty (30) days' notice to the Corporation; or

              (ii) by the Corporation, at any time on not less than thirty (30) days' notice to the Employee, provided that (A) if there shall have been a change in Employment Conditions, as defined hereinafter, prior to the exercise by the Employee of his termination rights referred to above, or (B) if the termination of the Employee's employment by the Corporation shall be without cause (as defined hereinafter), then in either case the Employee shall be entitled to the payment of an amount equal to the sum of
              (i) his annual base compensation for one (1) year, as reportable to the Internal Revenue Service for federal income tax purposes, plus (ii) any amounts paid or payable under the Providence Energy Corporation Performance and Equity Incentive Plan (or under such other incentive plan of the Providence Energy Corporation as may be in effect from time to time) for the full fiscal year next preceding the date of termination. Such amount shall be paid to the Employee in twelve (12) consecutive equal monthly installments on the last day of each month beginning with the month next following the month in which the termination is effective. If and for as long as the Employee is entitled to payments under this paragraph, the Corporation will continue to provide to the Employee, at the Corporation's expense, the health and medical insurance benefits being provided to the Employee at the time of termination of his employment.


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          (b) Any payment provided for in subparagraph (a), above, shall be made without reduction whether or not any portion thereof shall be deemed an "excess parachute payment" under the provisions of Section 280G of the Internal Revenue Code of 1986, as the same may be amended from, time to time.
          (c) For the purposes of this Agreement, the Employee's employment shall be deemed to have been terminated for cause only if there shall have been an act of fraud, misappropriation or embezzlement on the part of the Employee. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the unanimous vote of the entire membership of the Corporation's board of directors at a meeting of such board duly called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard by the board) finding that in the good faith opinion of the board the Employee was guilty of conduct set forth in the first sentence of this subparagraph (c) and specifying the particulars thereof in detail.

          4.  Definition of Change in Control
              -------------------------------
              For the purposes of this Agreement, a Change in Control shall be deemed to have occurred if

          (a) there shall be consummated (i) any consolidation or merger of the Corporation, a Rhode Island corporation and the holder of all of the outstanding capital stock of Providence Gas Company, in which the Corporation is not the continuing or surviving corporation, or pursuant to which shares of the Corporation's common stock are converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange, or other transfer (in on transaction or a series of related transactions) of all or substantially all of the assets of Providence Gas Company; or

          (b) the shareholders of Providence Gas Company or of the Corporation approve any plan or proposal for the liquidation or dissolution of Providence Gas Company or of the Corporation; or

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          (c) any person (as such term is used in Sections 13(d) and 14(b)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than Providence Energy or a successor corporation resulting from a merger excluded under clause (i) of subparagraph (a), above, shall become directly or indirectly the owner or the beneficial owner
          (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the outstanding common stock of the Corporation, or any person (as such term is so used) shall become directly or indirectly the owner or the beneficial owner (within the meaning of said Rule 13d-3) of thirty percent (30%) or more of the outstanding common stock of the Corporation.

          5.  Definition of Change in Employment Conditions
              ---------------------------------------------

              For the purposes of this Agreement, a "Change in Employment Conditions" shall mean any of the following:

          (a) a change in the Employee's titles or offices as in effect immediately prior to a Change in Control, or any removal of the Employee from any of such positions, except in connection with the termination of his employment for cause or as a result of the Employee's retirement, permanent disability, or death;

          (b) a reduction by the Corporation in the Employee's annual base compensation as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement, or the Corporation's failure to increase (within 12 months of the Employee's last increase in compensation) the Employee's compensation after a Change in Control in an amount which at least equals, on a percentage basis, the weighted average percentage increase in compensation for all officers of the Corporation effected in the preceding 12 months;

          (c) any failure by the Corporation to continue in effect any benefit plan or arrangement in which the Employee is participating at the time of a Change in Control (or any other plans providing the Employee with substantially similar benefits) (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Corporation which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such Benefit Plan or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of a Change in Control;

          (d) a relocation of the Corporation's principal executive offices to a location outside of the Greater Providence, Rhode Island, area, or the Employee's relocation to any place other than the location at which the Employee performed his duties prior to a Change in Control, except for required travel by the Employee on the Corporation's business to an extent substantially consistent with the Employee's business travel obligations at the time of a Change in Control;

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          (e) any failure by the Corporation to provide the Employee with the number of paid vacation days to which the Employee is entitled at the time of a Change in Control; or

          (f) any breach by the Corporation of any material provision of this Agreement.

          6.  Successor to the Corporation
              ----------------------------

              The Corporation will require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the business and/or assets of the Corporation, by agreement, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession or assignment had taken place. Any failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession or assignment shall be deemed a breach of a material provision of this Agreement. As used in this Agreement, "Corporation" shall include any successor to or assignee of the Corporation's business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          7.  Performance and Equity Incentive Plan
              -------------------------------------

              Nothing in this agreement shall be deemed to alter or modify in any way such rights as the Employee may now or in the future have under the 1992 Performance and Equity Incentive Plan (the "Plan") of Providence Energy Corporation, as the same may be amended from time to time, including without limitation rights of the Employee with respect to the accelerated vesting of Grant Shares (as defined in the Plan) under certain circumstances as provided in the Plan.

          8.  Notices
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              Any notice given or required to be furnished to the Employee under this Agreement shall be mailed to him by registered mail, postage prepaid, at his last-known mailing address as the same appears on the records of the Corporation, or at such other address as he may furnish to the Corporation in writing for the purpose. Any notice given or required to be furnished to the Corporation hereunder shall be mailed to it by registered mail, postage prepaid, at 100 Weybosset Street, Providence, Rhode Island 02903, attention: Secretary, or at such other address as the Corporation may furnish to the Employee in writing for the purpose. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing.

          9.  Termination of Prior Employment Agreements
              ------------------------------------------

              This Agreement is intended to supersede all prior employment agreements, oral or written, between the Employee and the Corporation, all of which are hereby terminated and canceled. Neither the Corporation nor the Employee shall have any further rights against or obligations to the other under any of such prior agreement.

          10. Binding Effect, etc.
              --------------------

              This Agreement shall be binding upon and inure to the benefit of the Employee and his heirs and the representatives of his estate. The interests of the Employee hereunder shall not be assignable. This Agreement shall also be binding upon and shall inure to the benefit of the Corporation and its successors and assigns.

          11. Applicable Law
              --------------
              This Agreement shall be governed in all respects by the laws of the State of Rhode Island.

          IN WITNESS WHEREOF, the parties have executed this employment Agreement as of the day and year first above written.



PROVIDENCE ENERGY CORPORATION


By: /s/ JAMES H. DODGE                   /s/ GERALD A. YURKEVICZ
    -------------------                  -----------------------
        James H. Dodge                       Gerald A. Yurkevicz
        Chairman, President, and CEO

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